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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Bogen Communications International, Inc.:


         We consent to the use of our report dated February 27, 2002 with respect to the consolidated balance sheets of Bogen Communications International, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated herein by reference.


                                              /s/ KPMG LLP


Short Hills, New Jersey
June 28, 2002